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                                                                     Exhibit 4.1
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                             XM Satellite Radio Inc.

                   14% SENIOR SECURED DISCOUNT NOTES DUE 2009

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                                    INDENTURE

                          Dated as of January ___, 2003

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                              The Bank of New York

                                     Trustee

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                             CROSS-REFERENCE TABLE*

Trust Indenture

Act Section                                               Indenture Section
310(a)(1) ..............................................        7.10
(a)(2) .................................................        7.10
(a)(3) .................................................        N.A.
(a)(4) .................................................        N.A.
(a)(5) .................................................        7.10
(b) ....................................................        7.10
(c) ....................................................        N.A.
311(a) .................................................        7.11
(b) ....................................................        7.11
(c) ....................................................        N.A.
312(a) .................................................        2.05
(b) ....................................................        13.03
(c) ....................................................        13.03
313(a) .................................................        7.06
(b)(1) .................................................        10.03
(b)(2) .................................................        7.07
(c) ....................................................     7.06;13.02
(d) ....................................................        7.06
314(a) .................................................     4.03;13.02
(b) ....................................................        10.02
(c)(1) .................................................        13.04
(c)(2) .................................................        13.04
(c)(3) .................................................        N.A.
(d) .................................................... 10.03, 10.04, 10.05
(e) ....................................................        13.05
(f) ....................................................        N.A.
315(a) .................................................        7.01
(b) ....................................................     7.05,13.02
(c) ....................................................        7.01
(d) ....................................................        7.01
(e) ....................................................        6.11
316(a) (last sentence) .................................        2.09
(a)(1)(A) ..............................................        6.05
(a)(1)(B) ..............................................        6.04
(a)(2) .................................................        N.A.
(b) ....................................................        6.07
(c) ....................................................        2.12
317(a)(1) ..............................................        6.08
(a)(2) .................................................        6.09
(b) ....................................................        2.04
318(a) .................................................        13.01
(b) ....................................................        N.A.
(c) ....................................................        13.01

N.A. means not applicable.
* This Cross Reference Table is not part of this Indenture.

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                             TABLE OF CONTENTS

                                                                            Page
                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.   Definitions. ..................................................1
Section 1.02.   Other Definitions. ...........................................19
Section 1.03.   Incorporation by Reference of Trust Indenture Act. ...........20
Section 1.04.   Rules of Construction. .......................................20

                                   ARTICLE 2.
                                   THE NOTES

Section 2.01.   Form and Dating. .............................................20
Section 2.02.   Execution and Authentication. ................................21
Section 2.03.   Registrar and Paying Agent. ..................................21
Section 2.04.   Paying Agent to Hold Money in Trust. .........................22
Section 2.05.   Holder Lists. ................................................22
Section 2.06.   Transfer and Exchange ........................................22
Section 2.07.   Replacement Notes. ...........................................24
Section 2.08.   Outstanding Notes. ...........................................24
Section 2.09.   Treasury Notes. ..............................................24
Section 2.10.   Temporary Notes. .............................................25
Section 2.11.   Cancellation. ................................................25
Section 2.12.   Defaulted Interest. ..........................................25
Section 2.13.   CUSIP Numbers. ...............................................25

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01.   Notices to Trustee. ..........................................25
Section 3.02.   Selection of Notes to Be Redeemed. ...........................26
Section 3.03.   Notice of Redemption. ........................................26
Section 3.04.   Effect of Notice of Redemption. ..............................27
Section 3.05.   Deposit of Redemption Price. .................................27
Section 3.06.   Notes Redeemed in Part. ......................................27
Section 3.07.   Optional Redemption. .........................................27
Section 3.08.   Mandatory Redemption. ........................................28
Section 3.09.   Offer to Purchase by Application of Excess Proceeds. .........28

                                   ARTICLE 4.
                                   COVENANTS

Section 4.01.   Payment of Notes. ............................................29
Section 4.02.   Maintenance of Office or Agency. .............................30
Section 4.03.   Reports. .....................................................30
Section 4.04.   Compliance Certificate. ......................................31
Section 4.05.   Taxes. .......................................................32
Section 4.06.   Stay, Extension and Usury Laws. ..............................32
Section 4.07.   Restricted Payments. .........................................32

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Section 4.08.   Dividend and Other Payment Restrictions Affecting
                Restricted Subsidiaries. ...................................34
Section 4.09.   Incurrence of Indebtedness and Issuance of Preferred
                Stock ......................................................35
Section 4.10.   Asset Sales. ...............................................38
Section 4.11.   Transactions with Affiliates. ..............................39
Section 4.12.   Liens. .....................................................40
Section 4.13.   Corporate Existence. .......................................40
Section 4.14.   Offer to Repurchase Upon Change of Control. ................40
Section 4.15.   Limitation on Sale and Leaseback Transactions. .............41
Section 4.16.   Limitation on Issuances and Sales of Equity Interests in
                Restricted Subsidiaries. ...................................42
Section 4.17.   Payments for Consent. ......................................42
Section 4.18.   Insurance ..................................................42
Section 4.19.   Calculation of Original Issue Discount. ....................43

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01.   Merger, Consolidation, or Sale of Assets. ..................43
Section 5.02.   Successor Corporation Substituted. .........................44

                                   ARTICLE 6.
                             DEFAULTS AND REMEDIES

Section 6.01.   Events of Default. .........................................44
Section 6.02.   Acceleration. ..............................................46
Section 6.03.   Other Remedies. ............................................46
Section 6.04.   Waiver of Past Defaults. ...................................47
Section 6.05.   Control by Majority. .......................................47
Section 6.06.   Limitation on Suits. .......................................47
Section 6.07.   Rights of Holders of Notes to Receive Payment. .............48
Section 6.08.   Collection Suit by Trustee. ................................48
Section 6.09.   Trustee May File Proofs of Claim. ..........................48
Section 6.10.   Priorities. ................................................48
Section 6.11.   Undertaking for Costs. .....................................49

                                   ARTICLE 7.
                                    TRUSTEE

Section 7.01.   Duties of Trustee. .........................................49
Section 7.02.   Rights of Trustee. .........................................50
Section 7.03.   Individual Rights of Trustee. ..............................51
Section 7.04.   Trustee's Disclaimer. ......................................51
Section 7.05.   Notice of Defaults. ........................................51
Section 7.06.   Reports by Trustee to Holders of the Notes. ................51
Section 7.07.   Compensation and Indemnity. ................................52
Section 7.08.   Replacement of Trustee. ....................................52
Section 7.09.   Successor Trustee by Merger, etc. ..........................53
Section 7.10.   Eligibility; Disqualification. .............................53
Section 7.11.   Preferential Collection of Claims Against Company. .........54
Section 7.12.   Execution of Intercreditor Agreements. .....................54

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

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Section 8.01.   Option to Effect Legal Defeasance or Covenant Defeasance...  54
Section 8.02.   Legal Defeasance and Discharge. ...........................  54
Section 8.03.   Covenant Defeasance........................................  54
Section 8.04.   Conditions to Legal or Covenant Defeasance.................  55
Section 8.05.   Deposited Money and Government Securities to be Held
                in Trust; Other Miscellaneous Provisions...................  56
Section 8.06.   Repayment to Company.......................................  56
Section 8.07.   Reinstatement..............................................  57

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.   Without Consent of Holders of Notes........................  57
Section 9.02.   With Consent of Holders of Notes...........................  58
Section 9.03.   Compliance with Trust Indenture Act........................  59
Section 9.04.   Revocation and Effect of Consents..........................  60
Section 9.05.   Notation on or Exchange of Notes...........................  60
Section 9.06.   Trustee to Sign Amendments, etc............................  60

                                  ARTICLE 10.
                              SECURITY AGREEMENTS

Section 10.01.  Security Agreements........................................  60
Section 10.02.  Recording and Opinions.....................................  61
Section 10.03.  Release of Collateral; Sharing of Collateral. .............  62
Section 10.04.  Certificates of the Company................................  62
Section 10.05.  Certificates of the Trustee................................  62
Section 10.06.  Authorization of Actions to Be Taken by the Trustee
                Under the Security Agreements and the
                Intercreditor Agreements...................................  62
Section 10.07.  Authorization of Receipt of Funds by the Trustee
                Under the Security Agreements..............................  63
Section 10.08.  Termination of Security Interest...........................  63

                                  ARTICLE 11.
                              INDENTURE GUARANTEES

Section 11.01.  Indenture Guarantees.......................................  63
Section 11.02.  Execution and Delivery of Indenture Guarantees.............  65
Section 11.03.  Subsidiary Guarantors may Consolidate, Etc. on
                Certain Terms..............................................  65
Section 11.04.  Releases Following Sale of Assets..........................  66
Section 11.05.  Addition of Subsidiary Guarantors..........................  66
Section 11.06.  Limitation of Parent Guarantor's and Subsidiary
                Guarantor's Liability......................................  66
Section 11.07.  Application of Certain Terms and Provisions to
                the Parent Guarantor and the Subsidiary
                Guarantors.................................................  67

                                  ARTICLE 12.
                           SATISFACTION AND DISCHARGE

Section 12.01.  Satisfaction and Discharge.................................  67
Section 12.02.  Application of Trust Money.................................  68

                                   ARTICLE 13.
                                 MISCELLANEOUS

Section 13.01.  Trust Indenture Act Controls...............................  69


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Section 13.02.  Notices.....................................................  69
Section 13.03.  Communication by Holders of Notes with Other
                Holders of Notes............................................  70
Section 13.04.  Certificate and Opinion as to Conditions Precedent..........  70
Section 13.05.  Statements Required in Certificate or Opinion...............  70
Section 13.06.  Rules by Trustee and Agents.................................  71
Section 13.07.  No Personal Liability of Directors, Officers,
                Employees and Stockholders..................................  71
Section 13.08.  Governing Law...............................................  71
Section 13.09.  No Adverse Interpretation of Other Agreements. .............  71
Section 13.10.  Successors..................................................  71
Section 13.11.  Severability................................................  72
Section 13.12.  Counterpart Originals.......................................  72
Section 13.13.  Table of Contents, Headings, etc............................  72

                                    EXHIBITS

Exhibit A         FORM OF NOTE
Exhibit B         FORM OF GENERAL SECURITY AGREEMENT
Exhibit C         FORM OF FCC LICENSE SUBSIDIARY PLEDGE AGREEMENT
Exhibit D         FORM OF INDENTURE GUARANTEE


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         INDENTURE dated as of January ___, 2003 among XM Satellite Radio Inc., a Delaware corporation (the "Company"), the Parent Guarantor (as defined herein), each of the Subsidiary Guarantors (as defined herein) made a party hereto pursuant to Section 11.05 hereof, and The Bank of New York, as trustee (the "Trustee").

         The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's 14% Senior Secured Discount Notes due 2009 (the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.     Definitions.

         "Accreted Value" means, as of any date prior to January 1, 2006, an amount per $1,000 principal amount at maturity of Notes that is equal to the sum of (1) $________ per $1,000 principal amount at maturity of Notes (the "Initial Value") and (2) the portion of the excess of the principal amount of such Notes over the Initial Value which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each December 31 and June 30 at the rate of 14% per annum from the date of original issue of the Notes through the date of determination computed on the basis of a 360-day year of twelve 30-day months, and as of any date on or after January 1, 2006, the principal amount of each Note.

         "Acquired Debt" means, with respect to any specified Person (x) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person or (y) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, provided that, in each case, such Indebtedness or Lien, as applicable, is not incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person.

         "Additional Notes" means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

         "Adjusted Consolidated Operating Cash Flow" means Consolidated Operating Cash Flow for the latest four fiscal quarters for which consolidated financial statements of Company are available, taken as a whole. For purposes of calculating Consolidated Operating Cash Flow for any four fiscal quarter period for purposes of this definition, (1) all Restricted Subsidiaries of the Company on the date of the transaction giving rise to the need to calculate Adjusted Consolidated Operating Cash Flow (the "Transaction Date") shall be deemed to have been Restricted Subsidiaries at all times during such four fiscal quarter period and (2) any Unrestricted Subsidiary on the Transaction Date shall be deemed to have been an Unrestricted Subsidiary at all times during such four fiscal quarter period.

         In addition, for purposes of calculating Adjusted Consolidated Operating Cash Flow:

         (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the calculation date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Adjusted Consolidated Operating Cash Flow for such reference period shall be calculated on a pro forma basis but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income; and

         (2) the Consolidated Operating Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the calculation date, shall be excluded.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Asset Sale" means:

         (1) the sale, lease, conveyance or other disposition of any assets; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Sections 4.14 and 5.01 of this Indenture and not by the provisions of Section 4.10 hereof; and

         (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

         Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

         (1) any single transaction or series of related transactions that involves assets having a fair market value or that involve net proceeds of less than $1.0 million;

         (2) a transfer of assets between or among the Company and its Wholly Owned Restricted Subsidiaries,

         (3) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary;

         (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

         (5) the sale or other disposition of cash or Cash Equivalents;

         (6) a Restricted Payment or Permitted Investment that is permitted by
Section 4.07 hereof;

         (7) any issuance or sale of Equity Interests of an Unrestricted Subsidiary; and

         (8) any Qualified Sale and Leaseback Transaction.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

         "Board of Directors" means:

         (1) with respect to a corporation, the board of directors of the corporation;

         (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

         (3) with respect to any other Person, the board or committee of such Person serving a similar function.

         "Board Resolution" means a resolution duly adopted by the Board of Directors or a committee of the Board of Directors in the case of Holdings, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted and to be in full force and effect on the date of such certification.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means:

         (1) in the case of a corporation, corporate stock;

         (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

         (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

         (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means:

         (1) United States dollars;

         (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

         (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million;

         (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

         (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

         (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

         "Change of Control" means the occurrence of any of the following:

         (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

         (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

         (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person," other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Holdings or the Company, measured by voting power rather than number of shares;

         (4) the first day on which a majority of the members of the Board of Directors of the Company or Holdings are not Continuing Directors;

         (5) Holdings or the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Holdings or the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Holdings or the Company, as the case may be, or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Holdings or the Company, as the case may be, outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

         (6) the first day on which the Company ceases to be a Wholly Owned Restricted Subsidiary of Holdings.

Notwithstanding the foregoing, neither the Concurrent Financing Transactions nor a Parent Company Merger shall constitute a "Change of Control".

         "Collateral" means (1) the Collateral (as defined in the General Security Agreement) and (2) the Collateral (as defined in the FCC License Subsidiary Pledge Agreement).

         "Collateral Agent" means the collateral agent under the applicable Intercreditor Agreement.

         "Company" means XM Satellite Radio Inc. and any and all successors thereto.

         "Concurrent Financing Transactions" means (1) the issuance to General Motors Corporation or Affiliates thereof (collectively, "GM") of the Company's and Holdings'Series GM Senior Secured Convertible Notes due 2009 (the "GM Notes") in the principal amount of $89,042,387 in lieu of certain guaranteed payments due to GM during the period from 2003 to 2006 under the Company's Distribution Agreement with GM (the "Distribution Agreement"), (2) the amendment of the Distribution Agreement to provide for, among other things, the issuance of the GM Notes and the payment of up to $35,000,000 in subscriber acquisition payments in the form of Class A Common Stock of Holdings (the "Class A Common Stock"), (3) the issuance of the Company's and Holdings'10% Senior Secured Convertible Discount Notes due 2009 and common stock to certain investors, (4) the Company's and Holdings'entering into a $100,000,000 Senior Secured Credit Facility with GM to finance certain revenue share payments owed to GM under the Distribution Agreement or other amounts which may be owing from time to time to GM, (5) the issuance of a warrant to GM to purchase 10,000,000 shares of Class A Common Stock, (6) the issuance and sale on or before the date hereof, to the extent determined to be desirable by Holdings, of Class A Common Stock in accordance with Section 4(2) of the Securities Act or pursuant to a registration statement under the Securities Act, or warrants to purchase Class A Common Stock, and (7) execution, delivery and performance of all agreements, documents and instruments evidencing the transactions described in clauses (1) through (6) above and all arrangements contemplated thereby, including a noteholder agreement and shareholder agreement, a registration rights agreement and a voting agreement.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

         (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

         (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

         (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

         (4) the cumulative effect of a change in accounting principles shall be excluded.

         "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of:

         (1) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date; plus

         (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

         "Consolidated Operating Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

         (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

         (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

         (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations and Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

         (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

         (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

         Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Operating Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval

(that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

         (1) was a member of such Board of Directors on the date hereof; or

         (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Core XM Radio Assets" means XM Radio Assets reasonably necessary to operate the XM Radio Business.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Cumulative Available Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the beginning of the first fiscal quarter following the date hereof and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the global note legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with
Section 4.07 of this Indenture.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the date hereof, including the Indebtedness incurred or to be incurred pursuant to the Concurrent Financing Transactions, until such amounts are repaid.

         "FCC License Subsidiary" means XM Radio Inc., a wholly owned subsidiary of the Company that owns all of the Company's FCC licenses to provide satellite digital radio service in the United States.

         "FCC License Subsidiary Pledge Agreement" means the Amended and Restated Security Agreement, dated as of the date hereof, between the Company and the Collateral Agent, providing for the pledge of the Capital Stock of FCC License Subsidiary as security for the Notes and certain other indebtedness.

         "FCC License Subsidiary Pledge Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement (FCC License Subsidiary Pledge Agreement), dated as of the date hereof, pursuant to which the collateral agent named therein will be appointed on behalf of the various secured creditor parties to serve as collateral agent under the FCC License Subsidiary Pledge Agreement.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "General Security Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement (General Security Agreement), dated as of the date hereof, pursuant to which the collateral agent named therein will be appointed on behalf of the various secured creditor parties to serve as collateral agent under the General Security Agreement.

         "General Security Agreement" means the Security Agreement, dated as of the date hereof, among the Company, the Parent Guarantor, each Subsidiary Guarantor, the Collateral Agent and the other parties thereto, providing for a grant of a security interest in certain assets of the Company as security for the Notes and certain other indebtedness.

         "Global Note" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the global note legend set forth on Exhibit A and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

         (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

         (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.

         "Holder" means a Person in whose name a Note is registered.

         "Holdings" means XM Satellite Radio Holdings Inc. and any and all successors thereto.

         "Hughes Repeater Contract" means the Contract for the Design, Development and Purchase of Terrestrial Repeater Equipment by and between the Company and Hughes Electronics Corporation, dated February 14, 2000 as amended from time to time provided that such amendments, taken as a whole, shall not be materially adverse to the Company.

         "Hughes Repeater Escrow Agreement" means the agreement between the Company and Hughes Electronics Corporation, dated as of March 2, 2000, providing for the escrow of funds payable under the Hughes Repeater Contract.

         "Hughes Satellite Agreement" means the Satellite Purchase Agreement between the Company and Hughes Space and Communications Inc., dated July 21, 1999, as in effect on the date hereof and as it may be amended from time to time in any respect other than with respect to the terms or scope of the security interest granted by the Company thereunder.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

         (1) borrowed money;

         (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

         (3) banker's acceptances;

         (4) representing Capital Lease Obligations;

         (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

         (6) representing any Hedging Obligations,

         if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" shall include (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), (b) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person and (c) all Attributable Debt of such Person.

         The amount of any Indebtedness outstanding as of any date shall be:

         (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

         (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indenture Guarantee" means the Guarantee of the Parent Guarantor or a Subsidiary Guarantor pursuant to the terms of Article 11 hereof.

         "Initial Notes" means the Notes issued under this Indenture on the date hereof.

         "Intercreditor Agreements" means the General Security Intercreditor Agreement and the FCC License Subsidiary Pledge Intercreditor Agreement.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers, directors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of
Section 4.07 hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person determined as provided in the final paragraph of Section 4.07 hereof.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Net Income" means, with respect to any specified Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

         (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

         (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale or other transaction (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset
Sale), net of the direct costs relating to such Asset Sale or other transaction, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale or other transaction and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Recourse Debt" means Indebtedness:

         (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise;

         (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

         (3) as to which the definitive documentation therefor specifies that the lenders thereunder will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Notes" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include the Notes initially issued on the date hereof, and any other Notes issued after the date hereof under this Indenture. For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Parent Company Merger" means (a) a merger or consolidation of the Company with or into Holdings or a merger or consolidation of Holdings with or into the Company or (b) any assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company to Holdings or of Holdings to the Company.

         "Parent Guarantor" means Holdings, in its capacity as a guarantor of the Obligations under the Notes pursuant to Article 11.

         "Pari Passu Indebtedness" means Indebtedness of the Company that is pari passu in right of payment to the Notes.

         "Permitted Business" means any of the lines of business conducted by the Company and its Restricted Subsidiaries on the date hereof and any business similar, ancillary or related thereto or that constitutes a reasonable extension or expansion thereof, including in connection with the Company's existing and future technology, trademarks and patents.

         "Permitted Investments" means:

         (1) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company;

         (2) any Investment in Cash Equivalents;

         (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

         (a) such Person becomes a Wholly Owned Restricted Subsidiary of the Company; or

         (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company;

         (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

         (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

         (6) Hedging Obligations;

         (7) Investments in existence on the date hereof and modifications thereof;

         (8) Investments in securities of trade creditors or customers received in compromise of obligations of such Person incurred in the ordinary course of business, including under any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Person;

         (9) loans and advances to officers, directors and employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business not to exceed $2.0 million at any time outstanding;

         (10) Investments indirectly acquired by the Company or any of its Restricted Subsidiaries through a direct Investment in another Person made in compliance with this Indenture, provided that such Investments existed prior to and were not made in contemplation of such acquisition;

         (11) Investments in a joint venture with Sirius Satellite Radio, Inc., or an Affiliate or successor thereof, the proceeds of which Investments are used solely to develop interoperable radio technology capable of receiving and processing radio system signals broadcast by both the Company and Sirius Satellite Radio Inc., for the licensing of other satellite radio technology from the Company and Sirius Satellite Radio, Inc. in connection therewith and for activities reasonably ancillary thereto in accordance with the Joint Development Agreement between the Company and Sirius Satellite Radio, Inc., as in effect on the date hereof or as it may be amended in a manner not materially adverse to the Company;

         (12) from and after any Parent Company Merger, Investments of Holdings in existence on the date hereof; and

         (13) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) since the date hereof that are at the time outstanding not to exceed $10.0 million.

         "Permitted Liens" means:

         (1) Liens on any assets of the Company or its Restricted Subsidiaries securing Pari Passu Indebtedness incurred pursuant to clause (i) of Section 4.09 hereof or Permitted Refinancing Indebtedness in respect thereof; provided, that the Notes shall be equally and ratably secured by such assets;

         (2) Liens in favor of the Company;

         (3) Liens on property, or on shares of stock or Indebtedness, of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

         (4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in contemplation of such acquisition;

         (5) Liens to secure the performance of bids, tenders, leases, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

         (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (vi) of the third paragraph of Section 4.09 hereof covering only the assets acquired, constructed or improved with such Indebtedness;

         (7) Liens existing on the date hereof (including Liens arising hereunder in favor of the Trustee and Liens under the Hughes Repeater Escrow Agreement) and Liens securing Indebtedness incurred pursuant to the Concurrent Financing Transactions;

         (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

         (9) Liens securing the Notes;

         (10) Liens incidental to the conduct of the Company's or a Restricted Subsidiary's business or the ownership of its property and assets not securing Indebtedness, and which do not in the aggregate materially detract from the value of the assets or property of the Company and its Restricted Subsidiaries taken as a whole, or materially impair the use thereof in the operation of its business;

         (11) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

         (12) judgment Liens not giving rise to an Event of Default;

         (13) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

         (14) any interest or title of a lessor under any Capital Lease Obligation;

         (15) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

         (16) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

         (17) Liens in favor of customs and revenue authorities arising as a mater of law to secure payment of customer duties in connection with the importation of goods;

         (18) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business that are not delinquent or remain payable without penalty;

         (19) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

         (20) Liens encumbering property or other assets under construction in the ordinary course of business arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or other assets;

         (21) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

         (22) Liens on the Company's interests in satellites and its terrestrial repeater network, including the Hughes Satellite Agreement, subsequent satellite procurement or launch contracts and the Hughes Repeater Contract;

         (23) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not exceed $10.0 million at any one time outstanding;

         (24) Liens on Qualified Receivables securing Indebtedness permitted by clause (xii) of the third paragraph of Section 4.09 hereof;

         (25) from and after any Parent Company Merger, Liens of Holdings in existence on the date hereof;

         (26) Liens relating to Satellite Vendor Indebtedness incurred pursuant to clause (i) of Section 4.09 hereof or Permitted Refinancing Indebtedness in respect thereof;

         (27) Liens securing Indebtedness permitted under clause (vii) of
Section 4.09; provided that such Liens are no more extensive than the liens securing the Indebtedness so refunded, refinanced or replaced thereby; and

         (28) Liens securing indebtedness incurred in any Qualified Sale and Leaseback Transaction.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

         (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses, consent fees and premiums incurred in connection therewith);

         (2) (A) if such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity shorter than that of the Notes or a final maturity date earlier than the final maturity date of the Notes, such Permitted Refinancing Indebtedness shall have a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of the debt so extended, refinanced, renewed, replaced, defeased or refunded and a final Stated Maturity no earlier than the final maturity date of the debt so extended, refinanced, renewed, replaced, defeased or refunded or (B) in all other cases, such Permitted Refinancing Indebtedness shall have a final maturity date later than the final maturity date of, and shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Notes;

         (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

         (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Principals" means General Motors Corporation, DIRECTV Enterprises, Inc. and Clear Channel Investments, Inc.

         "Qualified Receivables" means the aggregate amount of accounts receivables of the Company determined in accordance with GAAP that are not more than 90 days past due.

         "Qualified Sale and Leaseback Transaction" means a sale and leaseback transaction (1) involving one or more satellites of the Company or any of its Restricted Subsidiaries and (2) the Net Proceeds of which, together with the aggregate Net Proceeds from all other sale and leaseback transactions involving satellites consummated after the date hereof (including any subsequent replacements, amendments or modifications thereof), do not exceed $150,000,000.

         "Related Party" means:

         (1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

         (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Investment" means any Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Satellite Vendor Indebtedness" means Indebtedness of the Company provided by a satellite or satellite launch vendor or Affiliate thereof for the construction, launch and insurance of all or part of one or more replacement satellites or satellite launches for such satellites, where "replacement satellite" means a satellite that is used for continuation of the Company's satellite radio service as a replacement for a satellite that is retired, relocated within the existing service area or reasonably determined by the Company to no longer meet the requirements for such service, or (ii) a ground spare intended for future use as the same.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Agreements" means the General Security Agreement and the FCC License Subsidiary Pledge Agreement.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subscriber" means a subscriber in good standing to the XM Radio Service that has paid subscription fees for at least one month of such service and whose subscription payments are not delinquent.

         "Subsidiary" means, with respect to any specified Person:

         (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

         (2) any partnership, trust or limited liability company (a) the sole general partner or the managing general partner, or the sole manager or trustee of which is such Person or a Subsidiary of such Person or (b) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "Subsidiary Guarantor" means XM Leasing Subsidiary and any entity that enters into an Indenture Guarantee pursuant to Section 11.05. As of the date hereof, the only Subsidiary Guarantor is XM Leasing Subsidiary.

         "Tax Sharing Agreement" means the Tax Sharing Agreement dated March 15, 2000 among Holdings, the Company and XM Radio Inc., as in effect on the date hereof.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

         "Total Consolidated Indebtedness" means, at any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, outstanding as of the date of determination.

         "Total Incremental Equity" means, at any date of determination, the sum of, without duplication: (1) the aggregate cash proceeds received by the Company after the date of issuance of the Initial Notes from the issuance or sale of Capital Stock of the Company (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock of the Company other than Disqualified Stock) to any Person other than a Restricted Subsidiary; plus (2) an amount equal to the sum of (a) the net reduction in Investments in any Person (other than Permitted Investments) resulting from the payment in cash of dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary after the date of issuance of the Initial Notes from such Person and (b) the portion (proportionate to the Company's equity interest in such Restricted Subsidiary) of the fair market value of the net assets of any Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that in the case of (a) or (b) above, the foregoing sum shall not exceed the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary and that constitutes a Restricted Payment that has been deducted from Total Incremental Equity pursuant to clause (3) below; minus (3) the aggregate amount of all Restricted Payments declared or made on or after the date of issuance of the Initial Notes (including the aggregate amount paid pursuant to clauses (1), (2), (3), (4), (5), (6) and (8) of the second paragraph of Section 4.07).

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Subsidiary" means any Subsidiary of the Company (other than the FCC License Subsidiary) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

         (1) has no Indebtedness other than Non-Recourse Debt;

         (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

         (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

         (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

         Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

         (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal (or liquidation preference, as applicable), including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

         (2) the then outstanding principal amount (or liquidation preference) of such Indebtedness (or Disqualified Stock, as applicable).

         "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

         "XM Leasing Subsidiary" means XM Equipment Leasing LLC, a Delaware limited liability company, and any and all successors thereto.

         "XM Radio Assets" means all assets, rights, services and properties, whether tangible or intangible, used or intended for use in connection with an XM Radio Business, including satellites, terrestrial repeating stations, FCC licenses, uplink facilities, musical libraries and other recorded programming, furniture, fixtures and equipment and telemetry, tracking, monitoring and control equipment.

         "XM Radio Business" means the business of transmitting digital radio programming throughout the United States by satellite and terrestrial repeating stations to be received by subscribers, including any business in which the Company was engaged on the date hereof, and any business reasonably related thereto.

         "XM Radio Service" means digital radio programming transmitted by satellites and terrestrial repeating stations to vehicle, home and portable radios in the United States.

Section 1.02. Other Definitions.

                                                           Defined in
        Term                                                 Section
        ----                                                 -------
        "Affiliate Transaction" ..............................4.11
        "Asset Sale Offer" ...................................3.09
        "Authentication Order" ...............................2.02
        "Benefitted Party" ...................................11.01
        "Change of Control Offer" ............................4.14
        "Change of Control Payment" ..........................4.14
        "Change of Control Payment Date" .....................4.14
        "Covenant Defeasance" ................................8.03
        "Event of Default" ...................................6.01
        "Excess Proceeds" ....................................4.10
        "incur" ..............................................4.09
        "Legal Defeasance" ...................................8.02
        "Offer Amount" .......................................3.09
        "Offer Period" .......................................3.09
        "Paying Agent" .......................................2.03
        "Permitted Debt" .....................................4.09
        "Purchase Date" ......................................3.09
        "Registrar" ..........................................2.03

                                                           Defined in
        Term                                                 Section
        ----                                                 -------
        "Restricted Payments" .................................4.07

Section 1.03. Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes means the Company and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

         Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c) "or" is not exclusive;

         (d) words in the singular include the plural, and in the plural include the singular;

         (e) provisions apply to successive events and transactions; and

         (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2.
                                    THE NOTES

Section 2.01. Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The Indenture Guarantee shall be in substantially the form attached hereto as Exhibit D, the terms of which are incorporated in and made a part of this Indenture.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount at maturity of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a global Note to reflect the amount of any increase or decrease in the aggregate principal amount at maturity of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02. Execution and Authentication.

         Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount at maturity stated in paragraph 4 of the Notes. The aggregate principal amount at maturity of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03. Registrar and Paying Agent.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any

Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the global Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of Accreted Value, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company, the Parent Guarantor or any Subsidiary Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

Section 2.06. Transfer and Exchange

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.

         (c) A Note shall be transferred or exchanged only upon due presentment for registration of transfer or exchange. When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount at maturity of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transfer or exchange have been satisfied. Any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing.

         (d) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes upon the Company's order or at the Registrar's request.

         (e) No service charge shall be made to a Holder of a Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

         (f) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         (g) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         (h) The Company shall not be required (i) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (ii) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (iii) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

         (i) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of Accreted Value of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

         (j) The Trustee shall authenticate Notes in accordance with the provisions of Section 2.02 hereof.

         (k) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07. Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company, the Parent Guarantor and the Subsidiary Guarantors and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08. Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the Accreted Value of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09. Treasury Notes.

         In determining whether the Holders of the required principal amount at maturity of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, by the Parent Guarantor or by any Subsidiary Guarantor or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, the Parent Guarantor or any Subsidiary Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.10. Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11. Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its customary procedures. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13. CUSIP Numbers.

         The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount at maturity of Notes to be redeemed and (iv) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed.

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

         Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed (including CUSIP number) and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (d) the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05. Deposit of Redemption Price.

         One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

Section 3.06. Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Optional Redemption.

         (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to January 1, 2006. Thereafter, the Company shall have the option to redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of Accreted Value) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on January 1, of the years indicated below:

        Year                                                  Percentage
        ----                                                  ----------
        2006.................................................   107.000%
        2007.................................................   104.667%
        2008.................................................   102.333%
        2009 and thereafter..................................   100.000%

         (b) At any time prior to January 1, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount at maturity of Notes issued under this Indenture at a redemption price of 114% of the Accreted Value thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more equity offerings by the Company or any parent corporation of the Company, the net proceeds of which are contributed to the common equity of the Company (other than an offering of Disqualified Stock); provided that at least 65% of the aggregate principal amount at maturity of the Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries) and that such redemption occurs within 90 days of the date of the closing of such equity offering.

         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08. Mandatory Redemption.

         The Company shall not be required to make mandatory redemption payments with respect to the Notes.

Section 3.09. Offer to Purchase by Application of Excess Proceeds.

         In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

         The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the Accreted Value of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a) that the Asset Sale Offer is being made pursuant to this Section
3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

         (b) the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

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

         (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

         (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

         (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (h) that, if the Accreted Value of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                    ARTICLE 4.
                                    COVENANTS

Section 4.01. Payment of Notes.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If a Holder of more than $1,000,000 aggregate principal amount at maturity of Notes delivers wire transfer instructions to the Company in writing no later than 10 days before the applicable Interest Payment Date, the Company shall cause the Paying Agent to transfer all payments of principal, premium, if any, and interest, to such Holder to be made in accordance with such Holder's wire transfer instructions.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03. Reports.

         (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company, the Parent Guarantor and the Subsidiary Guarantors shall furnish to the Holders of Notes, within 15 days following the time periods specified in the SEC's rules and regulations: (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. Whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports referred to in clauses (i) and (ii) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA ss. 314(a).

         (b) For so long as any Notes remain outstanding, the Company, the Parent Guarantor and the Subsidiary Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         (c) If any of the Company's Unrestricted Subsidiaries constitute Significant Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

Section 4.04. Compliance Certificate.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, the Security Agreements and the Intercreditor Agreements, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture, the Security Agreements and the Intercreditor Agreements and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture, the Security Agreements or the Intercreditor Agreements (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05. Taxes.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06. Stay, Extension and Usury Laws.

         The Company, the Parent Guarantor and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, the Parent Guarantor and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Restricted Payments.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and cash in lieu of fractional interests not to exceed 1% of the Equity Interests distributed or paid); (ii) other than pursuant to a Parent Company Merger, purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any of its Restricted Subsidiaries) or any Affiliate of the Company (other than any of its Restricted Subsidiaries); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes except a payment of interest or principal at the Stated Maturity thereof; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                  (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Consolidated Indebtedness to Adjusted Consolidated Operating Cash Flow ratio test set forth in the first paragraph of Section 4.09; and

                  (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date hereof (excluding Restricted Payments permitted by clauses (2), (3) and (4) of the next succeeding paragraph), is less than the sum, without duplication of (a) the difference between (i) the Cumulative Available Cash Flow determined at the time of such Restricted Payment and (ii)

         150% of the cumulative Consolidated Interest Expense of the Company determined for the period commencing on the beginning of the first fiscal quarter commencing after the date hereof and ending on the last day of the latest fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment, plus (b) 100% of the aggregate net cash proceeds received by the Company since the date hereof as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus (c) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date hereof, the lesser of (i) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation and (ii) such fair market value immediately prior to the time such Subsidiary was designated as an Unrestricted Subsidiary; plus
         (d) to the extent that any Restricted Investment that was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, minus (e) the aggregate principal amount of Indebtedness then outstanding which was incurred pursuant to clause (i)(b) of the definition of "Permitted Debt" in Section 4.09 hereof.

         So long as no Default has occurred and is continuing or would be caused thereby, the foregoing provisions shall not prohibit, (1) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture, and such payment will be deemed to have been paid on the date of declaration for purposes of the calculation in the foregoing paragraph; (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) and cash payments in lieu of fractional interests not to exceed 1% of the Equity Interests so redeemed, repurchased, retired, defeased or otherwise acquired; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from subclause (b) of clause (c) of the preceding paragraph; (3) the purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness of the Company in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence (other than to a Restricted Subsidiary of the Company) of Permitted Refinancing Indebtedness; (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date hereof; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period; (6) the purchase of any subordinated Indebtedness at a purchase price not greater than 100% of the principal amount or accreted value thereof, as the case may be, together with accrued interest, if any, following an Asset Sale in accordance with provisions similar to those contained in Section 4.10; provided, however, that prior to making any such purchase the Company has made the Excess Proceeds Offer as provided in such covenant with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Excess Proceeds Offer; (7) making payments to dissenting shareholders pursuant to applicable law in connection with a consolidation or merger of the Company made in compliance with the provisions of this Indenture; (8) Restricted Investments in an amount equal to 100% of Total Incremental

Equity since the date hereof determined as of the date any such Restricted Investment is made, less the aggregate principal amount of Indebtedness then outstanding which was incurred pursuant to clause (i)(b) of the definition of "Permitted Debt" set forth under Section 4.09 hereof;' (9) the purchase of (a) any subordinated Indebtedness of the Company at a purchase price not greater than 101% of the principal amount or accreted value thereof, as the case may be, together with accrued interest, if any, in the event of a Change of Control in accordance with provisions similar to those of Section 4.14 or (b) any Preferred Stock of the Company at a purchase price not greater than 101% of the liquidation preference thereof, together with accrued dividends, if any, in the event of a Change of Control in accordance with provisions similar to those of
Section 4.14; provided, however, that, in each case, prior to such purchase the Company has made the Change of Control Offer as provided in this Indenture with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Change of Control Offer; (10) the payment of dividends to Holdings the proceeds of which are used to satisfy ordinary course administrative expenses of Holdings, but in no event to exceed $1.0 million in any given fiscal year; (11) the payment of any dividend required pursuant to the Tax Sharing Agreement between the Company and Holdings, as such is in effect on the date hereof; and (12) any payments required by Section 9.7(b) of the note purchase agreement providing for the sale and issuance of the notes referred to in clause (3) of the definition of "Concurrent Financing Transaction."

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose good faith resolution with respect thereto shall be conclusive and shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $20.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances to the Company or any of its Restricted Subsidiaries, (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, or (d) guarantee any Indebtedness of the Company or any of its Restricted Subsidiaries.

         However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

         (1) Existing Indebtedness as in effect on the date hereof and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date hereof;

         (2) this Indenture and the Notes;

         (3) applicable law;

         (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

         (5) customary non-assignment provisions in leases or contracts or real property mortgages or related documents entered into in the ordinary course of business and consistent with past practices;

         (6) purchase money obligations, Capital Lease Obligations or mortgage financings that impose restrictions on the property so acquired of the nature described in clause (c) of the preceding paragraph;

         (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

         (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

         (9) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

         (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

         (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company shall not issue any Disqualified Stock; provided, however, that the Company may incur Indebtedness or issue Disqualified Stock and a Restricted Subsidiary may incur Acquired Debt if the ratio of Total Consolidated Indebtedness to Adjusted Consolidated Operating Cash Flow for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at less than or equal to 6.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         The Company shall not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

         The provisions of the first paragraph of this Section 4.09 shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (i) the incurrence by the Company of Pari Passu Indebtedness or Satellite Vendor Indebtedness in an aggregate principal amount (including the aggregate principal amount of all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (i)), which does not exceed (a) $500 million plus (b) the amount equal to 125% of Total Incremental Equity as of the date of such incurrence;

                  (ii) unsecured subordinated Indebtedness or Disqualified Stock of the Company incurred to finance the construction, expansion, development or acquisition of music libraries and other recorded music programming, furniture, fixtures and equipment (including satellites, ground stations and related equipment) if such subordinated Indebtedness or Disqualified Stock, as applicable, has a Weighted Average Life to Maturity longer than the Weighted Average Life to Maturity of the Notes and has a final Stated Maturity of principal later than the Stated Maturity of principal of the Notes;

                  (iii) unsecured subordinated Indebtedness or Disqualified Stock of the Company in an aggregate principal amount (or liquidation preference, as applicable) (including the aggregate principal amount (or liquidation preference, as applicable) of all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness or Disqualified Stock, as applicable, incurred pursuant to this clause
         (iii)) at any time outstanding not to exceed the product of (a) $100.00 and (b) the number of Subscribers at such time if such subordinated Indebtedness or Disqualified Stock, as applicable, has a Weighted Average Life to Maturity longer than the Weighted Average Life to Maturity of the Notes and has a final Stated Maturity of principal later than the Stated Maturity of principal of the Notes;

                  (iv) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness and the incurrence by the Company and its Restricted Subsidiaries of Indebtedness pursuant to the Concurrent Financing Transactions;

                  (v) the incurrence by the Company of Indebtedness represented by the Notes;

                  (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of acquisition, construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (vi), not to exceed $30.0 million at any time outstanding;

                  (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this covenant or clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (xii),
         (xiii) or (xiv) of this paragraph;

                  (viii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that: (a) if the Company is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes; and (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (viii);

                  (ix) the incurrence by the Company of Hedging Obligations that are incurred for the purpose of fixing or hedging (x) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or (y) fluctuation in currency values;

                  (x) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant;

                  (xi) the incurrence by the Company of additional Indebtedness (including Acquired Debt) or Disqualified Stock in an aggregate principal amount (or liquidation preference or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness or Disqualified Stock incurred pursuant to this clause
         (xi), not to exceed $30.0 million;

                  (xii) Indebtedness the proceeds of which are utilized solely to finance working capital in an aggregate principal amount not to exceed the lesser of (a) $50.0 million and (b) 80% of Qualified Receivables;

                  (xiii) from and after any Parent Company Merger, Indebtedness of Holdings in existence on the date hereof; and

                  (xiv) any Qualified Sale and Leaseback Transaction.

         For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xv) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09, and such item of Indebtedness shall be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph of this Section 4.09.

Section 4.10. Asset Sales.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (x) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; (y) such fair market value shall be determined by the Company's Board of Directors (whose good faith determination shall be conclusive) and evidenced by a Board Resolution set forth in an Officers' Certificate delivered to the Trustee; and (z) at least 75% of the consideration received therefor by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 30 days of receipt thereof, shall be deemed to be cash for purposes of this provision.

         A transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, and an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, shall not be deemed to be an Asset Sale. Any Restricted Payment that is permitted by Section 4.07 hereof will not be deemed to be an Asset Sale.

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may (a) apply the Net Proceeds from such Asset Sale, at its option, (i) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business, or Voting Stock of a Restricted Subsidiary engaged in a Permitted Business (other than any such Voting Stock owned or held by a Restricted Subsidiary), (ii) to make a capital expenditure, or (iii) to acquire other assets that are used or useful in a Permitted Business that have an expected useful life of one year or longer; (b) enter into a legally binding agreement to apply such Net Proceeds as described in the preceding clause (a) within six months after such agreement is entered into and apply such Net Proceeds in accordance with the terms of such agreement or the provisions of clause (a) above; provided that if such agreement terminates the Company shall have until the earlier of (i) 90 days after the date of such termination and (ii) six months after the date of the Asset Sale resulting in such Net Proceeds to effect such an application; or (c) to permanently repay (and reduce the commitments with respect to) Pari Passu Indebtedness. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from such Asset Sale that are not finally applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." Within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall commence an Asset Sale Offer pursuant to Section 3.09 hereof to all Holders of Notes and all holders of Pari Passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount (or, if applicable, accreted value) of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value thereof (or principal amount, if applicable, of such other Indebtedness) plus accrued and unpaid interest thereon to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.09 hereof. To the extent that the aggregate Accreted Value of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such difference for any purpose not otherwise prohibited by this Indenture. If the aggregate Accreted Value of Notes and principal amount (or, if applicable, accreted value) of such other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Pari Passu Indebtedness to be purchased on a pro rata basis based on the Accreted Value of Notes and principal amount (or, if applicable, accreted value) of such other Pari Passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be deemed to be reset at zero.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

Section 4.11. Transactions with Affiliates.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless: (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and, if an opinion meeting the requirements set forth in clause (ii) of this paragraph has not been obtained, that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors who have no direct financial interest in such Affiliate Transaction (other than as a stockholder of the Company or Holdings), and (ii) with respect to (x) any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, or (y) any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million where none of the members of the Board of Directors qualify as having no direct financial interest in such Affiliate Transaction (other than as a stockholder of the Company or Holdings), an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided however that the following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of this paragraph:

         (1) any transaction by the Company or any Restricted Subsidiary with an Affiliate directly related to the purchase, sale or distribution of products in the ordinary course of business consistent with industry practice which has been approved by a majority of the members of the Board of Directors who are disinterested with respect to such transaction;

         (2) any employment agreement or arrangement or employee benefit plan entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary;

         (3) transactions between or among the Company and/or its Restricted Subsidiaries;

         (4) payment of reasonable directors fees and provisions of customary indemnification to directors, officers and employees of the Company and its Restricted Subsidiaries;

         (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

         (6) Restricted Payments that are permitted by the provisions of Section
4.07 hereof and under clauses (8) and (9) of the definition of "Permitted Investments";

         (7) transactions pursuant to the Tax Sharing Agreement;

         (8) contractual arrangements existing on the date hereof, and any renewals, extensions, implementations or modifications thereof that are not materially adverse to the Holders;

         (9) the Concurrent Financing Transactions; and

         (10) the Parent Company Merger.

Section 4.12. Liens.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired.

Section 4.13. Corporate Existence.

         Subject to Article 5 hereof, the Company, the Parent Guarantor and each Subsidiary Guarantor shall use its reasonable best efforts to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company (or the Parent Guarantor or such Subsidiary Guarantor) and its Subsidiaries; provided, however, that the Company, the Parent Guarantor and the Subsidiary Guarantors shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company (or the Parent Guarantor or such Subsidiary Guarantor) and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes; provided, however, that nothing in this Section 4.13 shall prohibit a Parent Company Merger.

Section 4.14. Offer to Repurchase Upon Change of Control.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 and no later than 60 calendar days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that

Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

         (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount at maturity to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, that each such new Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.15. Limitation on Sale and Leaseback Transactions.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of five years; (ii) the transaction is solely between the Company and any Restricted Subsidiary or solely between Restricted Subsidiaries; (iii) the Company or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the Net Proceeds received from such sale in accordance with Section 4.10 hereof, or (iv) such sale and leaseback transaction is a Qualified Sale and Leaseback Transaction.

Section 4.16. Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries.

         The Company (i) shall not, and shall not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Company that owns, operates or otherwise has the right to use Core XM Radio Assets to any Person and (ii) shall not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests other than:

         (a) to the Company or a Restricted Subsidiary of the Company;

         (b) issuances of director's qualifying shares to the extent necessary to comply with applicable law;

         (c) to the extent required by applicable law, issuances or transfers to nationals of the jurisdiction in which a Restricted Subsidiary is organized in an amount not to exceed 1% of the total Equity Interests of such Restricted Subsidiary;

         (d) distributions of Capital Stock other than Disqualified Stock to all common shareholders of a Restricted Subsidiary on a pro rata basis; or

         (e) the sale of all the Equity Interests in such Restricted Subsidiary; provided that the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof.

Section 4.17. Payments for Consent.

         Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18. Insurance

         (a) The Company shall obtain prior to the launch of each satellite and shall maintain launch insurance with respect to each satellite launch covering the period from the launch to 180 days following the launch of each satellite in an amount equal to or greater than the sum of (1) the cost to replace such satellite with a satellite of comparable or superior technological capability (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and having at least as much transmission capacity as the satellite to be replaced, (2) the cost to launch a replacement satellite pursuant to the contract whereby a replacement satellite will be launched and (3) the cost of launch insurance for such replacement or, in the event that the Company has reason to believe that the cost of obtaining comparable insurance for a replacement would be materially higher, the Company's best estimate of the cost of such comparable insurance (in each case such costs being determined as of the date such insurance is procured by the Board of Directors whose determination shall be conclusive and evidenced by a Board Resolution). Notwithstanding the foregoing, at any time when the Company has two primary satellites in orbit and fully functioning, the Company shall not be obligated to obtain insurance pursuant to this paragraph (a) with respect to the launch of any satellite that the Company does not intend to use as a replacement for one of the two primary satellites used by it to provide the XM Radio Service.

         (b) The Company shall maintain full in-orbit insurance with respect to each satellite it owns and launches in an amount at least equal to the sum of
(1) the cost to replace such satellite with a satellite of comparable or superior technological capability (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and having at least as much transmission capacity as the satellite to be replaced (or such percentage of replacement value as is then reasonably obtainable in the insurance market at a commercially reasonable cost), (2) the cost to launch a replacement satellite pursuant to the contract pursuant to which a replacement satellite will be launched and (3) the cost of launch insurance for such replacement or, in the event that the Company has reason to believe that the cost of obtaining comparable insurance for a replacement would be materially higher, the Company's best estimate of the cost of such comparable insurance (provided, however, that with respect to any satellite as to which there has been an insured loss, the required amount of such insurance shall equal the lesser of such sum and the amount reasonably obtainable in the insurance market at a commercially reasonable cost, as determined by the Board of Directors whose determination shall be conclusive and evidenced by a Board Resolution). The in-orbit insurance required by this paragraph shall provide that if 50% or more of a satellite's capacity is lost, the full amount of insurance shall become due and payable, and that if a satellite is able to maintain more than 50% but less than 100% of its capacity, a portion of such insurance shall become due and payable.

         (c) In the event that the Company receives proceeds from insurance relating to any satellite, the Company shall be entitled to use all or any portion of such proceeds for any purpose, including (1) to repay any vendor or third-party purchase money financing pertaining to such satellite that is required to be repaid by reason of the loss giving rise to such insurance proceeds, (2) to develop and construct a replacement satellite, or (3) general corporate purposes.

Section 4.19. Calculation of Original Issue Discount.

         The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01. Merger, Consolidation, or Sale of Assets.

         The Company shall not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions to, another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture, the Intercreditor Agreements and the Security Agreements, pursuant to agreements in a form reasonably satisfactory to the Trustee, (iii) immediately after such transaction, no Default or Event of Default exists and (iv) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Consolidated Indebtedness to Adjusted Consolidated Operating Cash Flow ratio test set forth in the first paragraph of Section 4.09 hereof. In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this
Section 5.01 shall not be applicable to a consolidation, merger, sale, assignment, transfer, conveyance or other disposition of properties or assets between or among (i) the Company and its Wholly Owned Restricted Subsidiaries or
(ii) the Company and Holdings.

Section 5.02. Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

         An "Event of Default" occurs if:

         (a) the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days;

         (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

         (c) the Company defaults in the performance, or breaches the provisions of Section 5.01 hereof, the Company fails to make or consummate a Change of Control Offer in accordance with the provisions of Section 4.14 hereof or the Company fails to make or consummate an Asset Sale Offer in accordance with the provisions of Section 4.10 hereof;

         (d) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant or other agreement in this Indenture, the Notes, either of the Security Agreements or either of the Intercreditor Agreements for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Notes (including Additional Notes, if any) then outstanding voting as a single class;

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         (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default results in the acceleration of such Indebtedness prior to its express maturity or is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

         (f) a final nonappealable judgment or final nonappealable judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing);

         (g) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) generally can not pay its debts as they become due; or

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                  (ii) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                  (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

         (i) the Company, the Parent Guarantor or any Subsidiary Guarantor shall repudiate any of its obligations under either of the Security Agreements or either of the Intercreditor Agreements, or either of the Security Agreements or either of the Intercreditor Agreements shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect; or

         (j) any Indenture Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except pursuant to its terms or pursuant to the terms of this Indenture), or any Subsidiary Guarantor shall deny or disaffirm its obligations under its Indenture Guarantee.

Section 6.02. Acceleration.

         If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all the Accreted Value of the Notes to be due and payable immediately. Upon any such declaration, the Accreted Value of the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, the Accreted Value of all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of Accreted Value, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

         If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Accreted Value of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to January 1, 2006 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Accreted Value of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on January 1 of the years set forth below, as set forth below (expressed as a percentage of Accreted Value of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):

        Year                                                Percentage
        ----                                                ----------
        2003............................................... 114.000%
        2004............................................... 111.617%
        2005............................................... 109.284%

Section 6.03. Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Accreted Value, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

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

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount at maturity of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the Accreted Value of, or premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

         Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount at maturity of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount at maturity of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

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

Section 6.07. Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of Accreted Value, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08. Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company, the Parent Guarantor or any Subsidiary Guarantor for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

               First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               Second: to Holders of Notes for amounts due and unpaid on the Notes for Accreted Value, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for Accreted Value, premium, if any, and interest, respectively; and

               Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount at maturity of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01. Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and any demand, request, direction or notice from the Parent Guarantor or any Subsidiary Guarantor shall be sufficient if signed by an Officer of the Parent Guarantor or such Subsidiary Guarantor, as applicable.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

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

         (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

         (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

         (i) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03. Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of Accreted Value of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.

         Within 60 days after each May 15 beginning with the May 15 following the date hereof, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIAss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The

         Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as shall be agreed in writing from time to time between the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

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

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount at maturity of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount at maturity of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount at maturity of the then outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

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

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 7.11. Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

Section 7.12. Execution of Intercreditor Agreements.

         Concurrently with the execution hereof, the Trustee shall execute and deliver each of the Intercreditor Agreements.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02. Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company, the Parent Guarantor and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company, the Parent Guarantor and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the Accreted Value of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's, the Parent Guarantor's and the Subsidiary Guarantors' obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's, the Parent Guarantor's and the Subsidiary Guarantors' obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 3.09, 4.07, 4.08, 4.09, 4.10, 4.11,

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4.12, 4.14, 4.15, 4.16, 4.17 and 4.18 hereof and clause (iv) of Section
5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute Events of Default.

Section 8.04. Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the Accreted Value of, or interest and premium, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

         (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

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         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions including, but not limited to the assumption that there is no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and the assumption that no Holder is an "insider" of the Company under applicable bankruptcy law) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

         (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of Accreted Value, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the Accreted Value of, premium, if any, or interest on any Note and remaining unclaimed for two years after such Accreted Value, and premium, if any, or interest has become due and

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

payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07. Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of Accreted Value of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 of this Indenture, the Company, the Parent Guarantor, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Indenture Guarantees, either of the Security Agreements or either of the Intercreditor Agreements without the consent of any Holder of a Note:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

         (c) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

         (e) to comply with requirements of the SEC or in order to effect or maintain the qualification of this Indenture under the TIA;

         (f) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or


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

         (g) to add a Subsidiary Guarantor pursuant to Section 11.05.

         Upon the request of the Company, the Parent Guarantor and the Subsidiary Guarantors accompanied by a resolution of each of their Boards of Directors authorizing the execution of any such amended or supplemental Indenture, Indenture Guarantee, Security Agreement or Intercreditor Agreement and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company, the Parent Guarantor and the Subsidiary Guarantors in the execution of (or, in the case of any Security Agreement, directing the Collateral Agent to execute) any amended or supplemental Indenture, Indenture Guarantee, Security Agreement or Intercreditor Agreement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into (or, if applicable, direct the Collateral Agent to enter into) such amended or supplemental Indenture, Indenture Guarantee, Security Agreement or Intercreditor Agreement that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Notes.

         Except as provided below in this Section 9.02, the Company, the Parent Guarantor, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.14 hereof), the Notes, the Indenture Guarantees, either of the Security Agreements and either of the Intercreditor Agreements with the consent of the Holders of at least a majority in principal amount at maturity of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Indenture Guarantees, either of the Security Agreements or either of the Intercreditor Agreements may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Notwithstanding anything to the contrary contained in the Indenture, each of the Security Agreements may also be amended pursuant to the terms of the applicable Intercreditor Agreement without the consent of the Holders of at least a majority in principal amount at maturity of the Notes.

         Upon the request of the Company, the Parent Guarantor and the Subsidiary Guarantors accompanied by a resolution of each of their Boards of Directors authorizing the execution of any such amended or supplemental Indenture, Indenture Guarantee, Security Agreement or Intercreditor Agreement, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, if necessary, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company, the Parent Guarantor and the Subsidiary Guarantors in the execution of (or, in the case of any Security Agreement, directing the Collateral Agent to execute) such amended or supplemental Indenture, Indenture Guarantee, Security Agreement or Intercreditor Agreement unless such amended or supplemental Indenture, Indenture Guarantee, Security Agreement or Intercreditor Agreement directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into (or, if applicable, direct the Collateral Agent to enter into) such amended or supplemental Indenture, Indenture Guarantee, Security Agreement or Intercreditor Agreement.

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

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount at maturity of the Notes (including Additional Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount at maturity of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the Accreted Value of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10 and 4.14 hereof;

         (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

         (d) waive a Default or Event of Default in the payment of Accreted Value of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount at maturity of the then outstanding Notes (including Additional Notes, if any) and a waiver of the payment default that resulted from such acceleration);

         (e) make any Note payable in money other than that stated in the Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest or premium, if any, on the Notes;

         (g) waive a redemption payment with respect to any Note other than a payment required by Sections 3.09, 4.10 and 4.14 hereof;

         (h) release any portion of the Collateral from the Lien of the Security Agreements, except in accordance with the terms thereof; or

         (i) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

Section 9.03. Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

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Section 9.04. Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental Indenture, Indenture Guarantee, Security Agreement or Intercreditor Agreement authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Each of the Company, the Parent Guarantor and the Subsidiary Guarantors may not sign an amendment or supplemental Indenture, Indenture Guarantee, Security Agreement or Intercreditor Agreement until its Board of Directors approves it. In executing any amended or supplemental Indenture, Indenture Guarantee, Security Agreement or Intercreditor Agreement, the Trustee shall receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by
Section 13.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture, Indenture Guarantee, Security Agreement or Intercreditor Agreement is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                               SECURITY AGREEMENTS

Section 10.01. Security Agreements.

         The due and punctual payment of the Accreted Value of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law) on the Notes and performance of all other obligations of the Company, the Parent Guarantor and the Subsidiary Guarantors to the Holders of Notes or the Trustee under this Indenture, the Notes and the Indenture Guarantees, according to the terms hereunder or thereunder, shall be secured as provided in
(a) the FCC License Subsidiary Security Agreement attached as Exhibit C hereto which the Company has entered into simultaneously with the execution of this Indenture and (b) the General Security Agreement attached as Exhibit B hereto which the Company, the Parent Guarantor and each Subsidiary Guarantor have entered into simultaneously with the execution of this Indenture (or, with respect to any Subsidiary that becomes a Subsidiary Guarantor after the date hereof, as promptly as practicable after becoming a Subsidiary Guarantor). Each Holder of Notes, by its acceptance thereof,

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

consents and agrees to the terms of the Security Agreements and the related Intercreditor Agreements (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Trustee and the Collateral Agent to enter into the Security Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company, the Parent Guarantor and each of the Subsidiary Guarantors shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Agreements, and shall do or cause to be done all such acts and things as may be required by the provisions of the Security Agreements, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Agreements and the Intercreditor Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company, the Parent Guarantor and each of the Subsidiary Guarantors shall take, or shall cause its Subsidiaries to take, upon request of the Trustee, any and all actions required under the Security Agreements to create and maintain, as security for the Obligations of the Company, the Parent Guarantor and each of the Subsidiary Guarantors hereunder, under the Indenture Guarantees and under certain other Indebtedness, as applicable, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders of Notes and the holders of such other Indebtedness, superior to and prior to the rights of all third Persons and subject to no Liens other than Permitted Liens.

Section 10.02. Recording and Opinions.

         (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments as is necessary to make effective the Liens intended to be created by the Security Agreements and to perfect the Liens (to the extent perfection is required under the Security Agreements and possible by filing in the jurisdiction of organization), and reciting with respect to the security interests in the Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective or perfected, in each case, subject to customary assumptions and exclusions.

         (b) The Company shall furnish to the Collateral Agent and the Trustee within three months after each anniversary of the date of the initial issuance of the Notes, beginning with 2004, an Opinion of Counsel, dated as of the date such opinion is delivered and subject to customary assumptions and exclusions, either (i) (A) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the effectiveness and perfection of the Liens of the Security Agreements (to the extent perfection is required under the Security Agreements and possible by filing in the jurisdiction of organization) and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, what actions, if any, are necessary to maintain the effectiveness and perfection of such Liens during the succeeding 12 months (to the extent perfection is required under the Security Agreements and possible by filing in the jurisdiction of organization), or (ii) stating that, in the opinion of such counsel, no action is necessary to maintain the effectiveness and perfection of such Liens as of such date (to the extent perfection is required under the Security Agreements and possible by filing in the jurisdiction of organization).

         (c) The Company shall otherwise comply with the provisions of TIA ss.314(b).

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Section 10.03. Release of Collateral; Sharing of Collateral.

         (a) Collateral may be released only in accordance with the terms of the Security Agreements and the Intercreditor Agreements.

         (b) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Security Agreements or the Intercreditor Agreements shall be effective as against the Holders of Notes.

         (c) The release of any Collateral from the terms of this Indenture and the Security Agreements and Intercreditor Agreements shall not be deemed to impair the security under this Indenture and the Liens in favor of the Collateral Agent on the remaining Collateral in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Agreements and the Intercreditor Agreements. To the extent applicable, the Company shall cause TIA ss. 313(b), relating to reports, and TIA ss. 314(d), relating to the release of property or securities from the Lien and security interest of the Security Agreements and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Agreements, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Company except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

         (d) At any time that the Company or a Subsidiary Guarantor may incur a Lien in accordance with this Indenture, and furnishes the Trustee with an Officers' Certificate stating that such incurrence complies with the terms of this Indenture, the Trustee shall deliver a certificate to the Collateral Agent setting forth such determination.

Section 10.04. Certificates of the Company.

         The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Security Agreements and the Intercreditor Agreements, all documents required by TIA ss.314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents.

Section 10.05. Certificates of the Trustee.

         In the event that the Company wishes to obtain the Trustee's acknowledgement of a release Collateral in accordance with the Security Agreements and the Intercreditor Agreements and has delivered the certificates and documents required by the Security Agreements, the Intercreditor Agreements and Sections 10.03 and 10.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA ss. 314(d) in connection with such release and, based on such determination, shall deliver a certificate to the Collateral Agent setting forth such determination.

Section 10.06. Authorization of Actions to Be Taken by the Trustee Under the Security Agreements and the Intercreditor Agreements.

         Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral

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

Agent to take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Agreements and the Intercreditor Agreements and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company, the Parent Guarantor or any Subsidiary Guarantor hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Agreements, the Intercreditor Agreements or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

         Any action taken by the Trustee under either of the Intercreditor Agreements with the vote or consent of the Holders of at least a majority in principal amount at maturity of the Notes (including Additional Notes, if any) shall constitute an action taken on behalf of all Holders for purposes of determining the Required Secured Parties (as defined in such Intercreditor Agreement) or otherwise calculating the amount of indebtedness approving or consenting to a particular matter under such Intercreditor Agreement.

Section 10.07. Authorization of Receipt of Funds by the Trustee Under the Security Agreements.

         The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Security Agreements and the Intercreditor Agreements, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 10.08. Termination of Security Interest.

         Upon the payment in full of all Obligations of the Company under this Indenture and the Notes, or upon Legal Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent in accordance with Section 3.4 of the Intercreditor Agreements stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the rights and interests of the Trustee and the Holders with respect to the Liens pursuant to this Indenture and the Security Agreements.

                                  ARTICLE 11.
                              INDENTURE GUARANTEES

Section 11.01. Indenture Guarantees.

         Subject to the provisions of this Article 11, the Parent Guarantor and each Subsidiary Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the Accreted Value of, and premium, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue Accreted Value, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes or the Security Agreements (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by

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acceleration or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other obligation of the Company to the Holders, for whatever reason, the Parent Guarantor and each Subsidiary Guarantor will be obligated to pay or to perform or to cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Indenture Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Parent Guarantor and each Subsidiary Guarantor hereunder in the same manner and to the same extent as the obligations of the Company. The Parent Guarantor and the Subsidiary Guarantors each hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Parent Guarantor or a Subsidiary Guarantor. The Parent Guarantor and the Subsidiary Guarantors each hereby waives and relinquishes: (a) any right to require the Trustee or the Holders (each, a "Benefitted Party") to proceed against the Restricted Subsidiaries, the Company, or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Parent Guarantor or the Subsidiary Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Parent Guarantor, the Subsidiary Guarantors, the Company, the Restricted Subsidiaries, any Benefitted Party, any creditor of the Parent Guarantor, the Subsidiary Guarantors, the Company or the Restricted Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Parent Guarantor or the Subsidiary Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111 (b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Parent Guarantor and the Subsidiary Guarantors each hereby covenant that this Indenture Guarantee will not be discharged except by payment in full of all principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture, or as provided in Sections 12.01 and 11.04.

         If any Holder or the Trustee is required by any court or otherwise to return to either the Company, the Parent Guarantor or the Subsidiary Guarantors, or any custodian, trustee, or similar official acting in relation to the Company, the Parent Guarantor or the Subsidiary Guarantors, any amount paid by the Company, the Parent Guarantor or the Subsidiary Guarantors to the Trustee or such Holder, the Indenture Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. The Parent Guarantor and the Subsidiary Guarantors each agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Parent Guarantor and the Subsidiary Guarantors each agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Parent Guarantor and such Subsidiary Guarantor for the purpose of this Indenture Guarantee.

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Section 11.02. Execution and Delivery of Indenture Guarantees.

         To evidence the Indenture Guarantees set forth in Section 11.01 hereof, the Parent Guarantor and the Subsidiary Guarantors each agrees that a notation of the Indenture Guarantees substantially in the form included in Exhibit D shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Parent Guarantor and each of the Subsidiary Guarantors by the Chairman of the Board, any Vice Chairman, the President or one of the Vice Presidents of the Parent Guarantor or such Subsidiary Guarantor, as applicable, under a facsimile of its seal reproduced on this Indenture and attested to by an Officer other than the Officer executing this Indenture.

         The Parent Guarantor and the Subsidiary Guarantors each agrees that the Indenture Guarantees set forth in this Article 11 will remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Indenture Guarantees.

         If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which the Indenture Guarantees are endorsed, the Indenture Guarantees shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Indenture Guarantees set forth in this Indenture on behalf of the Parent Guarantor and each of the Subsidiary Guarantors.

Section 11.03. Subsidiary Guarantors may Consolidate, Etc. on Certain Terms.

         (a) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Subsidiary Guarantor to the Company or another Subsidiary Guarantor. Upon any such consolidation, merger, transfer or sale, the Indenture Guarantee of such Subsidiary Guarantor shall no longer have any force or effect.

         (b) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a corporation or corporations other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent the transfer of all or substantially all of the assets of a Subsidiary Guarantor, to a corporation other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same; provided, however, that, except as provided in Section 11.04, each Subsidiary Guarantor hereby covenants and agrees that, upon any such consolidation, merger or transfer, the Indenture Guarantee endorsed on the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger), by a supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Subsidiary Guarantor shall have been merged, or by the corporation which shall have acquired such property. In case of any such consolidation, merger or transfer of assets and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Indenture Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Indenture Guarantees to be

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endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Indenture Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Indenture Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Indenture Guarantees had been issued at the date of the execution hereof.

         (c) The Trustee, subject to the provisions of Section 13.04, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of Obligations, comply with the provisions of this Section 11.03. Such certificate and opinion shall comply with the provisions of Section 13.05.

Section 11.04. Releases Following Sale of Assets.

         Concurrently with any sale of all or substantially all of the assets of any Subsidiary Guarantor or all of the Capital Stock of any Subsidiary Guarantor, in each case, in compliance with the terms hereof, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of a Subsidiary Guarantor) shall be released from and relieved of its obligations under its Indenture Guarantee or Section 11.03 hereof, as the case may be; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of
Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and Opinion of Counsel, to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Indenture Guarantee. Any Subsidiary Guarantor not released from its obligations under its Indenture Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under the Indenture as provided in this Article 11.

Section 11.05. Addition of Subsidiary Guarantors.

         (a) If at any time a Subsidiary of the Company Guarantees any Indebtedness represented by clauses (1) and (3) of the definition of "Concurrent Financing Transactions", the Company promptly shall cause such Subsidiary to become a Subsidiary Guarantor hereunder.

         (b) If the Company is required to cause a Subsidiary to become a Subsidiary Guarantor pursuant to clause (a) of this Section 11.05, the Company shall cause such Subsidiary to (1) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally Guarantee all of the Company's Obligations under the Notes on the terms set forth in this Indenture and (2) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly executed and delivered by such Subsidiary.

Section 11.06. Limitation of Parent Guarantor's and Subsidiary Guarantor's Liability.

         Each of the Parent Guarantor and the Subsidiary Guarantors, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by the Parent Guarantor or such Subsidiary Guarantor, as applicable, pursuant to its Indenture Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders, the Parent Guarantor and each Subsidiary Guarantor hereby

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irrevocably agree that the obligations of the Parent Guarantor and each
Subsidiary Guarantor under this Article 11 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Parent Guarantor or such Subsidiary Guarantor, as applicable, and after giving effect to any collections from or payments made by or on behalf of the Parent Guarantor or any other Subsidiary Guarantor in respect of the obligations of the Parent Guarantor or such other Subsidiary Guarantor under this Article 11, result in the obligations of the Parent Guarantor or such Subsidiary Guarantor under the Indenture Guarantee of the Parent Guarantor or such Subsidiary Guarantor not constituting a fraudulent transfer or conveyance.

Section 11.07. Application of Certain Terms and Provisions to the Parent Guarantor and the Subsidiary Guarantors.

         (a) For purposes of any provision of this Indenture that provides for the delivery by the Parent Guarantor or any Subsidiary Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in
Section 1.01 shall apply to the Parent Guarantor or such Subsidiary Guarantor, as applicable, as if references therein to the Company were references to the Parent Guarantor or such Subsidiary Guarantor, respectively.

         (b) Any request, direction, order or demand that by any provision of this Indenture is to be made by the Parent Guarantor or any Subsidiary Guarantor, shall be sufficient if evidenced as described in Section 13.02 as if references therein to the Company were references to the Parent Guarantor or such Subsidiary Guarantor, as applicable.

         (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on the Parent Guarantor or any Subsidiary Guarantor may be given or served as described in Section 13.02 as if references therein to Company were references to the Parent Guarantor or such Subsidiary Guarantor.

         (d) Upon any demand, request or application by the Parent Guarantor or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Parent Guarantor or such Subsidiary Guarantor, as applicable, shall furnish to the Trustee such certificates and opinions as are required in Section 13.04 as if all references therein to the Company were references to the Parent Guarantor or such Subsidiary Guarantor, as applicable.

                                  ARTICLE 12.
                           SATISFACTION AND DISCHARGE

Section 12.01. Satisfaction and Discharge.

         This Indenture will be discharged and will cease to be of further effect as to all Notes and Indenture Guarantees issued hereunder, when:

(1)      either:

         (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

         (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will


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         become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to Article Eight concurrently with such incurrence) and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(3) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Section 11.02 and Section 8.06 shall survive.

Section 12.02. Application of Trust Money.

         Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

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                                   ARTICLE 13.
                                  MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the duties imposed by TIA ss.318(c) shall control.

Section 13.02. Notices.

         Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company, the Parent Guarantor or any Subsidiary Guarantor:

         c/o XM Satellite Radio Inc.
         1500 Eckington Place, N.E.
         Washington, D.C. 20002
         Telecopier No.: (202) 380-4534
         Attention: Joseph Titlebaum / General Counsel

         With a copy to:

         Hogan & Hartson
         555 Thirteenth Street, N.W.
         Washington D.C. 20004
         Telecopier No.: (202) 637-5600
         Attention: Steven M. Kaufman, Esq.

         If to the Trustee:

         The Bank of New York
         101 Barclay Street, Floor 8 West
         New York, NY 10286
         Telecopier No.: (212) 815-3272
         Attention: Corporate Trust Administration

         The Company, the Parent Guarantor, the Subsidiary Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed

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to any Person described in TIA ss. 313(c), to the extent required by the TIA.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03. Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Parent Guarantor, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 13.04. Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company, the Parent Guarantor and/or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company, the Parent Guarantor and/or such Subsidiary Guarantor shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05. Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

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         Section 13.06. Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

         No past, present or future director, officer, employee, agent, incorporator, member, manager, partner or stockholder of the Company, the Parent Guarantor or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company, the Parent Guarantor or such Subsidiary Guarantor under the Notes, this Indenture, the Indenture Guarantees or the Security Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08. Governing Law.

         THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF TIE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

Section 13.09. No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10. Successors.

         All agreements of the Company, the Parent Guarantor and the Subsidiary Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

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Section 13.11. Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12. Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13. Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of January ___, 2003

                                               XM SATELLITE RADIO INC.

                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


Attest:


------------------------------
Name:
Title:


Dated as of January ___, 2003
                                               XM SATELLITE RADIO HOLDINGS INC.,
                                               AS PARENT GUARANTOR


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


Attest:


------------------------------
Name:
Title:

Dated as of January ___, 2003

                                              XM EQUIPMENT LEASING LLC,
                                              AS SUBSIDIARY GUARANTOR

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


Attest:


-----------------------------
Name:
Title:


                                              THE BANK OF NEW YORK

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


Attest:


------------------------------
Authorized Signatory
Date:

                                 [Face of Note]

--------------------------------------------------------------------------------
[Insert Original Issue Discount Legend, if applicable.]

                                                         CUSIP/CINS ____________

                   14% Senior Secured Discount Notes due 2009

No. 1                                                              $____________

                             XM SATELLITE RADIO INC.

promises to pay to
                   -------------------------------------------------------------

or registered assigns,

the principal sum of
                     -----------------------------------------------------------

Dollars on December 31, 2009.

Interest Payment Dates:  December 31 and June 30 (beginning on June 30, 2006)

Record Dates:  December 15 and June 15

Dated:  January ___, 2003

                                                     XM SATELLITE RADIO INC.


                                                     By:
                                                           ---------------------
                                                           Name:
                                                           Title:

                                                     By:
                                                           ---------------------
                                                           Name:
                                                           Title:


                                                                          (SEAL)
This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK
  as Trustee

By:
     --------------------------------------------
                Authorized Signatory


--------------------------------------------------------------------------------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.] *

* This legend should be included only if the Note is issued in global form.

                                 [Back of Note]
                   14% Senior Secured Discount Notes due 2009

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. XM Satellite Radio Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 14% per annum from January 1, 2006 until maturity. The Company will pay interest semi-annually in arrears on December 31 and June 30, of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided that no interest shall be payable prior to June 30, 2006. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 1, 2006. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the December 15 or June 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on all global Notes and all other Notes the Holders owning $1.0 million or more in aggregate principal amount thereof which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE AND SECURITY AGREEMENTS. The Company issued the Notes under an Indenture dated as of _________ __, 200_ ("Indenture") between the Company, the Parent Guarantor named therein, any Subsidiary Guarantor made a party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Notes are secured obligations of the Company limited to $473,511,691 in aggregate principal amount at maturity. The Notes are secured by a pledge of the Collateral pursuant to the Security Agreements referred to in the Indenture.

     5. OPTIONAL REDEMPTION.

     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to January 1, 2006. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount at maturity) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on January 1 of the years indicated below:

        Year                                            Percentage
        ----                                            ----------
        2006                                               107.000%
        2007                                               104.667%
        2008                                               102.333%
        2009 and thereafter                                100.000%

     (b) At any time prior to January 1, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount at maturity of Notes issued under the Indenture at a redemption price of 114% of the Accreted Value thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more equity offerings by the Company or any parent corporation of the Company the net proceeds of which are contributed to the common equity of the Company (other than an offering of Disqualified Stock); provided that at least 65% of the aggregate principal amount at maturity of the Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries) and that such redemption occurs within 90 days of the date of the closing of such equity offering.

     6. MANDATORY REDEMPTION.

     Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

     7. REPURCHASE AT OPTION HOLDER.

     (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each

Holder's Notes at a purchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) If the Company or a Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10 million, the Company shall commence an Asset Sale Offer pursuant to Section 3.09 of the Indenture to all Holders of Notes and all holders of Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value thereof plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.09 of the Indenture. To the extent that the aggregate Accreted Value of Notes (including any Additional Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such difference for any purpose not otherwise prohibited by the Indenture. If the Accreted Value of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the Accreted Value of Notes and such other pari passu Indebtedness tendered. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes, the Indenture Guarantees, the Security Agreements and the Intercreditor Agreements may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Notes, the Indenture Guarantees, the Security Agreements or the Intercreditor Agreements may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes and Additional Notes, if any, voting as a single class. Notwithstanding the foregoing, (a) each of the Security Agreements may also be amended pursuant to the terms of the applicable Intercreditor Agreement without the consent of the Holders of at least a majority in principal amount at maturity of the Notes, and (b) any existing default or event of default under either of the Security Agreements, and compliance with any provision of either of the Security Agreements, may be waived pursuant to the terms of the applicable Intercreditor Agreement without the consent of the Holders of at least a majority in principal amount at maturity of the Notes. Without the consent of any Holder of a Note, the Indenture, the Notes, the Indenture Guarantees, the Security Agreements and the Intercreditor Agreements may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder, to provide for the assumption of the Company's obligations to Holders of the Notes by a successor to the Company pursuant to Article 5 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC or in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

         11. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with the provisions of Section 5.01 of the Indenture, the failure by the Company to make or consummate a Change of Control Offer in accordance with the provisions of Section 4.14 of the Indenture or the failure of the Company to make or consummate an Asset Sale Offer in accordance with the provisions of
Section 4.10 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries, for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount at maturity of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with certain other agreements in the Indenture, the Notes, the Security Agreements or the Intercreditor Agreements; (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Material Subsidiaries; and (viii) the Security Agreements or the Intercreditor Agreements shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare the Accreted Value of the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the Accreted Value of all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         12. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         13. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, the Parent Guarantor or any Subsidiary Guarantor, as such, shall not have any liability for any obligations of the Company, the Parent Guarantor or such Subsidiary Guarantor under the Notes, the Indenture, the Indenture Guarantees, the Security Agreements or the Intercreditor Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         14. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         17. PARENT GUARANTOR AND SUBSIDIARY GUARANTORS. Payment of Accreted Value of, premium, if any, and interest (including interest on overdue Accreted Value, premium, if any, and interest, if lawful) is unconditionally guaranteed by the Parent Guarantor and each Subsidiary Guarantor pursuant to Article 11 of the Indenture.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

         XM Satellite Radio Inc.
         1500 Eckington Place, N.E.
         Washington, D.C.  20002
         Telecopier No.:  (202) 380-4534
         Attention:  Joseph Titlebaum / General Counsel

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                             ---------------------------------
                                              (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                                       Your Signature:
                                                      --------------------------
                                          (Sign exactly as your name appears on
                                           the face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

                      [] Section 4.10 [] Section 4.14

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

                                     $_________________

Date:_______________

                                     Your Signature:
                                                   -----------------------------
                                            (Sign exactly as your name appears
                                             on the face of this Note)

                                     Tax Identification No.:
                                                          ----------------------

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*


         The following exchanges of a part of this global Note for an interest in another global Note or for a definitive Note, or exchanges of a part of another global Note or definitive Note for an interest in this global Note, have been made:

                                                                        Principal Amount
                       Amount of decrease    Amount of increase in    at Maturity of this
                       in Principal Amount    Principal Amount at         Global Note           Signature of
                           at Maturity              Maturity            following such      authorized signatory
                             of this                of this                decrease          of Trustee or Note
Date of Exchange           Global Note            Global Note            (or increase)            Custodian
----------------           -----------            -----------            -------------            ---------


































* This schedule should be included only if the Note is issued in global form.